Exhibit 99.1

Darrin Shewchuk	Yijing Brentano
Director, Corporate Communications	Vice President, Investor Relations
Tel: +1 203-328-3834	Tel: +1 203-328-3500
darrin.shewchuk@harman.com	yijing.brentano@harman.com

AUGUST 4, 2015 – FOR IMMEDIATE RELEASE

HARMAN REPORTS FOURTH QUARTER AND FULL YEAR FISCAL 2015 RESULTS

•	Q4 Net Sales up 16% to $1.7 Billion; FY Net Sales up 15% to $6.2 Billion

•	Q4 Operational EPS up 10% to $1.37; FY Operational EPS up 29% to Record $5.71

•	Completed Acquisition of Bang & Olufsen Automotive Audio Business

•	Secured $400 Million and €350 Million in Long-Term Debt Financing

STAMFORD, CT – Harman International Industries, Incorporated (NYSE: HAR), the premier connected technologies company for automotive, consumer and enterprise markets, today announced results for the fourth quarter and full year ended June 30, 2015.

Net sales for the fourth quarter were $1.68 billion, an increase of 16 percent compared to the prior year or 28 percent excluding the impact of foreign currency translation (ex-FX). Excluding the impact of foreign currency translation and acquisitions, net sales increased 16 percent compared to the prior year. Infotainment net sales increased seven percent (21 percent ex-FX), due to platform expansions, higher take rates, and stronger automotive production. Lifestyle Audio net sales increased 13 percent (21 percent ex-FX), due to stronger home and multimedia and car audio sales. Net sales in Professional Solutions increased 15 percent (20 percent ex-FX), primarily driven by the acquisition of AMX, which expanded the Company’s product portfolio into enterprise automation and video switching.

Excluding restructuring, non-recurring charges and acquisition-related items, fourth quarter operating income increased 24 percent to $150 million compared to $121 million in the prior year, and earnings per diluted share increased 10 percent to $1.37 compared to $1.25 in the prior year. On a GAAP basis, fourth quarter operating income increased 99 percent to $114 million compared to $57 million in the prior year, EBITDA increased 82 percent to $168 million compared to $92 million in the prior year, and earnings per diluted share increased 63 percent to $1.01 compared to $0.62 in the prior year. The Company recorded $36 million of restructuring, non-recurring charges and acquisition-related items, compared to $64 million in the prior year.

Net sales for the full year were $6.16 billion, an increase of 15 percent (22 percent ex-FX) compared to the prior year, as Infotainment, Lifestyle and Professional all reported strong increases in net sales. Excluding the impact of foreign currency translation and acquisitions, net sales increased 15 percent compared to the prior year. Excluding restructuring, non-recurring charges and acquisition-related items, fiscal year 2015 operating income increased 29 percent to $554 million compared to $430 million in the prior year. On the same non-GAAP basis, earnings per diluted share increased 29 percent to $5.71 from $4.41 in the prior year. On a GAAP basis, fiscal year 2015 operating income increased 42 percent to $470 million from $330 million in prior year, EBITDA increased 38 percent to $639 million compared to $462 million in the prior year, and earnings per diluted share increased 44 percent to $4.84 compared to $3.36 in the prior year.

Dinesh C. Paliwal, the Company’s Chairman, President and CEO, said “In fiscal 2015, we delivered record revenue, EBITDA and earnings per share. Over the last two years, HARMAN has achieved outstanding growth, adding nearly $2 billion of revenue and increasing non-GAAP earnings per share by 86 percent.”

Paliwal continued, “With the introduction of industry first innovations in audio, system solutions, and embedded infotainment, particularly in the areas of cybersecurity and driver safety, we continue to deliver superior offerings for our customers. HARMAN is well positioned to capitalize on the increasing demand for the connected car, connected enterprise and connected lifestyle. In 2015, we further diversified our portfolio through strategic acquisitions, thereby strengthening our software capabilities and scaling connected services to fully address the opportunities presented at the intersection of cloud, mobility and analytics.”

The Company will hold an Investor Day in New York City on Thursday, August 6, 2015 and will provide financial guidance for fiscal 2016.

FY 2015 Key Figures – Total Company	Three Months Ended June 30				Twelve Months Ended June 30
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY15	3M FY14	Including Currency Changes	Excluding Currency Changes[1]	12M FY15	12M FY14	Including Currency Changes	Excluding Currency Changes[1]
Net sales	1,679	1,444	16%	28%	6,155	5,348	15%	22%
Gross profit	491	391	26%	36%	1,817	1,457	25%	31%
Percent of net sales	29.3%	27.1%			29.5%	27.2%
SG&A	378	334	13%	25%	1,348	1,127	20%	26%
Operating income	114	57	99%	93%	470	330	42%	46%
Percent of net sales	6.8%	4.0%			7.6%	6.2%
EBITDA	168	92	82%	85%	639	462	38%	43%
Percent of net sales	10.0%	6.4%			10.4%	8.6%
Net Income attributable to HARMAN International Industries, Incorporated	73	43	69%	80%	343	235	46%	53%
Diluted earnings per share	1.01	0.62	63%	73%	4.84	3.36	44%	51%
Restructuring & non-recurring charges	13	64			49	100
Acquisition-related items	23	0			35	0
Non-GAAP - operational[1]
Gross profit	493	394	25%	35%	1,811	1,466	24%	30%
Percent of net sales	29.4%	27.3%			29.4%	27.4%
SG&A	343	274	25%	37%	1,257	1,036	21%	28%
Operating income	150	121	24%	32%	554	430	29%	35%
Percent of net sales	8.9%	8.3%			9.0%	8.0%
EBITDA	187	154	22%	29%	699	555	26%	32%
Percent of net sales	11.2%	10.7%			11.4%	10.4%
Net Income attributable to HARMAN International Industries, Incorporated	100	87	14%	31%	405	308	31%	40%
Diluted earnings per share	1.37	1.25	10%	26%	5.71	4.41	29%	39%
Shares outstanding – diluted (in millions)	73	70			71	70

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Summary of Operations – Gross Margin and SG&A (Non-GAAP)

Gross margin for the fourth quarter of fiscal year 2015 increased 210 basis points to 29.4 percent. The improvement was primarily due to the impact of higher sales volume leveraging a more efficient fixed production cost base and the expansion of the Company’s product portfolio into enterprise automation and video switching.

In the fourth quarter of fiscal year 2015, SG&A expense as a percentage of net sales increased 150 basis points to 20.4 percent, primarily due to the expansion of the Company’s product portfolio into enterprise automation and video switching and investments in marketing and research and development.

Investor Call Today August 4, 2015

At 11:00 a.m. EDT today, HARMAN’s management will host an analyst and investor conference call to discuss the fourth quarter and full year results. Those who want to participate via audio in the earnings conference call should dial 1 (800) 735 5968 (U.S.) or +1 (212) 231 2902 (International) ten minutes before the call and reference HARMAN, Access Code: 21771673.

In addition, HARMAN invites you to visit the Investors section of its website at: www.harman.com where visitors can sign-up for email alerts and conveniently download copies of historical earnings releases and supporting slide presentations, among other documents. The fiscal fourth quarter earnings release and supporting materials were posted on the site at approximately 8:00 a.m. EDT today.

A replay of the call will also be available following its completion at approximately 1:00 p.m. EDT. The replay will be available through Wednesday, November 4, 2015 at 1:00 p.m. EDT. To listen to the replay, dial 1 (800) 633 8284 (U.S.) or +1 (402) 977 9140 (International), Access Code: 21771673. If you need technical assistance, call the toll-free Global Crossing Customer Care Line at 1 (800) 473 0602 (U.S.) or +1 (303) 446 4604 (International).

General Information

HARMAN (harman.com) designs and engineers connected products and solutions for automakers, consumers, and enterprises worldwide, including connected car systems, audio and visual products, enterprise automation solutions; and connected services. With leading brands including AKG®, Harman Kardon®, Infinity®, JBL®, Lexicon®, Mark Levinson® and Revel®, HARMAN is admired by audiophiles, musicians and the entertainment venues where they perform around the world. More than 25 million automobiles on the road today are equipped with HARMAN audio and connected car systems. The Company’s software services power billions of mobile devices and systems that are connected, integrated and secure across all platforms, from work and home to car and mobile. HARMAN has a workforce of approximately 27,000 people across the Americas, Europe, and Asia and reported sales of $6.2 billion during the 12 months ended June 30, 2015. The Company’s shares are traded on the New York Stock Exchange under the symbol NYSE:HAR.

A reconciliation of the non-GAAP measures included in this press release to the most comparable GAAP measures is provided in the tables contained at the end of this press release. HARMAN does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Forward-Looking Information

Except for historical information contained herein, the matters discussed in this earnings presentation are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. One should not place undue reliance on these statements. The Company bases these statements on particular assumptions that it has made in light of its industry experience, as well as its perception of historical trends, current market conditions, current economic data, expected future developments and other factors that the Company believes are appropriate under the circumstances. These statements involve risks, uncertainties and assumptions that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to: (1) the Company’s ability to maintain profitability if there are delays in its product launches or increased pricing pressure from its customers; (2) the loss of one or more significant customers, the loss of a significant platform with an automotive customer, or the in-sourcing of certain services by the Company’s automotive customers; (3) fluctuations in currency exchange rates, particularly with respect to the value of the U.S. Dollar and the Euro; (4) fluctuations in the price and supply of raw materials including, without limitation, petroleum, copper, steel, aluminum, synthetic resins, rare metals and rare-earth minerals, or shortages of materials, parts and components; (5) the inability of the Company’s suppliers to deliver products at the scheduled rate and disruptions arising in connection therewith; (6) the Company’s ability to maintain a competitive technological advantage through innovation and leading product designs; (7) the Company’s ability to integrate successfully its recently completed and future acquisitions; (8) the Company’s ability to attract and retain qualified senior management and to prepare and implement an appropriate succession plan for its critical organizational positions; (9) the Company’s failure to maintain the value of its brands and implementing a sufficient brand protection program; and (10) other risks detailed in the Harman International Industries, Incorporated Annual Report on Form 10-K for the fiscal year ended June 30, 2014 and other filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement except as required by law.

This earnings release also makes reference to the Company’s awarded business, which represents the estimated future lifetime net sales for all customers. The Company’s future awarded business does not represent firm customer orders. The Company reports its awarded business primarily based on written award letters. To validate these awards, the Company uses various assumptions including global vehicle production forecasts, customer take rates for the Company’s products, revisions to product life cycle estimates and the impact of annual price reductions and exchange rates, among other factors. These assumptions are updated and reported externally on an annual basis.

APPENDIX

Infotainment Division

FY 2015 Key Figures – Infotainment	Three Months Ended June 30				Twelve Months Ended June 30
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY15	3M FY14	Including Currency Changes	Excluding Currency Changes[1]	12M FY15	12M FY14	Including Currency Changes	Excluding Currency Changes[1]
Net sales	823	773	7%	21%	3,125	2,839	10%	19%
Gross profit	201	171	18%	31%	754	635	19%	26%
Percent of net sales	24.4%	22.1%			24.1%	22.4%
SG&A	108	131	(17%)	(4%)	411	440	(6%)	2%
Operating income	93	40	133%	125%	342	195	75%	78%
Percent of net sales	11.3%	5.2%			11.0%	6.9%
EBITDA	111	57	95%	97%	412	261	58%	63%
Percent of net sales	13.5%	7.4%			13.2%	9.2%
Restructuring & non-recurring charges	0	31			5	55
Acquisition-related items	1	0			1	0
Non-GAAP - operational[1]
Gross profit	202	172	17%	31%	759	641	18%	26%
Percent of net sales	24.6%	22.3%			24.3%	22.6%
SG&A	108	101	7%	23%	410	391	5%	13%
Operating income	94	71	32%	40%	349	250	39%	45%
Percent of net sales	11.4%	9.2%			11.2%	8.8%
EBITDA	110	87	26%	35%	412	310	33%	39%
Percent of net sales	13.3%	11.2%			13.2%	10.9%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the fourth quarter of fiscal 2015 were $823 million, an increase of seven percent (21 percent ex-FX) compared to the prior year. The increase in net sales was due to the expansion of recently launched platforms, higher take rates and stronger automotive production.

On a non-GAAP basis in the fourth quarter of fiscal 2015, gross margin increased 230 basis points to 24.6 percent compared to the prior year primarily due to the impact of improved leverage on fixed production costs and benefits from footprint migration restructuring initiatives. SG&A spending as a percent of sales was consistent with the prior year at 13.1 percent.

Infotainment Division Highlights

During the quarter, HARMAN secured new business with Deere & Company to design a new infotainment system for their John Deere farm equipment. The John Deere award is HARMAN’s second win in the commercial infotainment market, following a previously announced award with MAN Scania. The Company also earned a follow-on award from Chinese automaker Guangzhou Automotive Group, a joint-venture partner of FIAT Chrysler Automobiles.

Expanding HARMAN’s footprint in the Japanese market, the Company launched a new infotainment platform for Suzuki Motor Corporation. First debuting on Suzuki’s Spacia and Lapin vehicles, the program will expand across car lines. HARMAN infotainment systems continued to be deployed across car lines in new vehicles worldwide, including the BMW 1-, 2-, 3-, and 7-series, Jaguar XE and XF, the new Mercedes Benz GLC and the Geely Borui.

On July 21, 2015, the Company named Phillip Eyler as President, Infotainment. Mr. Eyler’s tenure at HARMAN has spanned nearly two decades through leadership roles of increasing responsibility in Infotainment and Audio systems engineering, project management, quality and manufacturing. Most recently, he served as Senior Vice President and General Manager Global Automotive Audio, and spearheaded industry-first software platforms such as HALOsonic, Clari-Fi™ and Individual Sound Zones.

Lifestyle Division

FY 2015 Key Figures – Lifestyle	Three Months Ended June 30				Twelve Months Ended June 30
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY15	3M FY14	Including Currency Changes	Excluding Currency Changes[1]	12M FY15	12M FY14	Including Currency Changes	Excluding Currency Changes[1]
Net sales	479	424	13%	21%	1,887	1,656	14%	20%
Gross profit	149	124	20%	27%	605	498	21%	26%
Percent of net sales	31.2%	29.3%			32.0%	30.1%
SG&A	102	97	5%	15%	405	328	24%	30%
Operating income	47	27	77%	65%	199	171	17%	19%
Percent of net sales	9.9%	6.3%			10.6%	10.3%
EBITDA	59	36	63%	57%	241	205	18%	20%
Percent of net sales	12.3%	8.6%			12.8%	12.4%
Restructuring & non-recurring charges	3	20			26	27
Acquisition-related items	2	0			2	0
Non-GAAP - operational[1]
Gross profit	148	126	18%	24%	595	500	19%	24%
Percent of net sales	31.0%	29.7%			31.5%	30.2%
SG&A	96	79	21%	31%	368	302	22%	27%
Operating income	52	47	12%	14%	227	198	15%	18%
Percent of net sales	10.9%	11.0%			12.0%	11.9%
EBITDA	62	56	10%	13%	265	232	14%	18%
Percent of net sales	12.9%	13.2%			14.1%	14.0%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the fourth quarter of fiscal 2015 were $479 million, an increase of 13 percent (21 percent ex-FX) compared to the prior year due to higher home and multimedia and car audio sales.

On a non-GAAP basis in the fourth quarter of fiscal 2015, gross margin improved by 130 basis points to 31 percent compared to the prior year primarily due to improved operating leverage as a result of higher sales volume. SG&A expenses as a percentage of sales increased by 140 basis points to 20.1 percent, primarily due to increased investments in marketing and research and development.

Lifestyle Division Highlights

During the quarter HARMAN secured new car audio awards from BMW, Daimler, Hyundai, and Lexus, among others. The Company’s car audio solutions continued to expand across car lines globally. New vehicles launched in the quarter include the Maserati Ghibli and Quattroporte (Harman/Kardon), which also feature HARMAN’s Clari-Fi sound restoration technology. Other launches in the quarter included the BMW 7 Series (Bowers & Wilkins), the Lincoln Continental (Revel), and the Hyundai Santa Fe (Infinity), which also includes HARMAN’s QuantumLogic™ Surround technology that extracts signals from the original recording and redistributes them into an authentic, multidimensional soundstage for playback that is clear, refined and detailed.

On June 1, HARMAN completed the acquisition of the Bang & Olufsen automotive audio business. During the quarter, Audi launched the A4 featuring a Bang & Olufsen branded audio system.

At its flagship store in New York, HARMAN commercially launched the AKG N90Q, the world’s first headphones with personalized sound. Designed in partnership with Quincy Jones, these ultra-luxury headphones feature TRUNOTE™, a revolutionary software solution that automatically calibrate to the listener’s ears. The headphones have received industry accolades, including the Best of CES. The Company’s home and multimedia products also received four European EISA Best Product awards for JBL, Mark Levinson and AKG products.

Professional Division

FY 2015 Key Figures – Professional	Three Months Ended June 30				Twelve Months Ended June 30
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY15	3M FY14	Including Currency Changes	Excluding Currency Changes[1]	12M FY15	12M FY14	Including Currency Changes	Excluding Currency Changes[1]
Net sales	285	248	15%	20%	1,049	853	23%	26%
Gross profit	113	96	18%	24%	428	323	33%	37%
Percent of net sales	39.6%	38.6%			40.8%	37.9%
SG&A	86	58	47%	56%	326	209	56%	62%
Operating income	27	37	(28%)	(25%)	102	114	(11%)	(8%)
Percent of net sales	9.4%	15.1%			9.7%	13.4%
EBITDA	36	43	(16%)	(12%)	136	135	1%	4%
Percent of net sales	12.8%	17.4%			13.0%	15.8%
Restructuring & non-recurring charges	11	3			19	6
Non-GAAP - operational[1]
Gross profit	114	96	19%	26%	426	324	32%	36%
Percent of net sales	40.1%	38.7%			40.7%	38.0%
SG&A	77	55	39%	47%	306	203	50%	56%
Operating income	38	41	(8%)	(3%)	121	121	(0%)	3%
Percent of net sales	13.2%	16.4%			11.5%	14.1%
EBITDA	46	46	(2%)	3%	153	141	8%	11%
Percent of net sales	16.0%	18.7%			14.6%	16.6%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the fourth quarter of fiscal 2015 were $285 million, an increase of 15 percent (20 percent ex-FX) compared to the prior year. The increase in net sales is primarily due to the acquisition of AMX, which expanded the Company’s product portfolio into enterprise automation and video switching.

On a non-GAAP basis in the fourth quarter of fiscal 2015, gross margin increased 140 basis points to 40.1 percent and SG&A expense as a percentage of sales increased to 27 percent compared to 22.3 percent in the prior year. Both of these increases are primarily due to the expansion of the Company’s product portfolio into enterprise automation and video switching.

Professional Division Highlights

During the fourth quarter, the Company’s audio, video, lighting and enterprise automation solutions were selected by leading system integrators and installers around the world. Notable projects included the SuperVia Urban Trains system in Brazil, the Daytona International Speedway in Florida and NATO Headquarters in Brussels. HARMAN’s products also powered a wide range of high-profile special events, music festivals and televised award shows including North America’s largest dance music festival.

The division launched 20 major new products during the quarter and many were recognized with innovation awards from industry experts.

Services Division

FY 2015 Key Figures – Services	Three Months Ended June 30				Twelve Months Ended June 30
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY15	3M FY14	Including Currency Changes	Excluding Currency Changes[1]	12M FY15	12M FY14	Including Currency Changes	Excluding Currency Changes[1]
Net sales	89				89
Gross profit	27				27
Percent of net sales	30.5%				30.5%
SG&A	26				26
Operating income	1				1
Percent of net sales	1.1%				1.1%
EBITDA	13				13
Percent of net sales	14.1%				14.1%
Restructuring & non-recurring charges	0				0
Acquisition-related items	12				12
Non-GAAP - operational[1]
Gross profit	27				27
Percent of net sales	30.5%				30.5%
SG&A	14				14
Operating income	13				13
Percent of net sales	14.9%				14.9%
EBITDA	15				15
Percent of net sales	17.0%				17.0%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

The Services Division includes the results of Symphony Teleca Corporation, acquired on April 8, 2015. Net sales in fourth quarter of fiscal 2015 were $89 million. On a non-GAAP basis in the fourth quarter of fiscal 2015, gross margin was 30.5 percent, and SG&A expenses as a percentage of sales were 15.6 percent.

Services Division Highlights

HARMAN is now providing product development services at the intersection of cloud, mobility, and analytics to new customers, including Morgan Stanley, Mazda, GoDaddy.com, Kronos and Lava Mobiles. The Company secured follow-on business from Merrill Lynch, Microsoft and BlackBerry.

HARMAN also achieved Automotive SPICE® Organizational Process Capability Level 3 Certification. With this designation, HARMAN is now one of the few organizations in the world to be recognized for its software development capabilities and practices in automotive electronics and embedded systems.

Microsoft named HARMAN the 2015 IoT Partner of the Year for accelerating innovation across connected car, connected home and connected enterprise. HARMAN also announced a collaboration with data platform provider Hortonworks to deliver connected car prognostics solutions to automotive manufacturers. The joint collaboration will help transform the automotive enterprise by enabling the connected car ecosystem with real-time IoT data, insights and prognostics solutions.

Other (Corporate)

FY 2015 Key Figures – Other	Three Months Ended June 30				Twelve Months Ended June 30
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY15	3M FY14	Including Currency Changes	Excluding Currency Changes[1]	12M FY15	12M FY14	Including Currency Changes	Excluding Currency Changes[1]
SG&A	56	47	18%	19%	178	151	19%	19%
Restructuring & non-recurring charges	0	9			0	12
Acquisition-related items	8	0			19	0
Non-GAAP - operational[1]
SG&A	48	38	26%	27%	159	139	14%	15%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Other (Corporate) SG&A expense includes compensation, benefit and occupancy costs for corporate employees, new technology innovation, and expenses associated with the Company’s brand identity campaign. It also includes the results and operations of Redbend. Other SG&A increased $10 million to $48 million compared to the prior year, primarily due to increased research and development activities in the areas of over-the-air (OTA) updates and cybersecurity, as a result of the acquisition of Redbend and higher investments in brand marketing.

Corporate Highlights

In the quarter, HARMAN’s Redbend remote OTA software management solution was selected by KDDI in Japan for IoT devices and by Samsung for Tizen operating system-based 4G LTE smartphones. In May, HARMAN received a top award at the Barcelona International Motor Show for its Redbend secure OTA automotive software management platform.

HARMAN International Industries, Incorporated

Consolidated Statements of Income

	Three Months Ended June 30,		Twelve Months Ended June 30,
(In thousands, except earnings per share data; unaudited)	2015	2014	2015	2014
Net sales	$1,678,633	$1,444,419	$6,155,297	$5,348,483
Cost of sales	1,187,457	1,053,624	4,338,193	3,891,816
Gross profit	491,176	390,795	1,817,104	1,456,667
Selling, general and administrative expenses	377,629	333,739	1,347,510	1,126,940
Operating income	113,547	57,056	469,594	329,727
Other expenses:
Interest expense, net	6,068	2,090	13,929	8,026
Foreign exchange (gains) losses, net	3,643	1,190	(723)	5,935
Miscellaneous, net	3,175	2,568	10,107	8,371
Income before income taxes	100,661	51,208	446,281	307,395
Income tax expense, net	27,019	8,095	103,269	72,610
Equity in net loss of unconsolidated subsidiaries	0	0	23	206
Net income	73,642	43,113	342,989	234,579
Net income (loss) attributable to non-controlling interest	465	(113)	309	(113)

Net income attributable to HARMAN International Industries, Incorporated	$73,177	$43,226	$342,680	$234,692

Earnings per share:
Basic	$1.02	$0.63	$4.89	$3.40
Diluted	$1.01	$0.62	$4.84	$3.36
Weighted average shares outstanding:
Basic	71,923	69,088	70,147	69,073
Diluted	72,694	70,058	70,870	69,889

HARMAN International Industries, Incorporated

Consolidated Balance Sheets

(In thousands; unaudited)	June 30, 2015	June 30, 2014
ASSETS
Current Assets
Cash and cash equivalents	$649,513	$581,312
Receivables, net	1,024,139	894,579
Inventories	693,574	662,128
Other current Assets	581,544	320,852
Total current assets	2,948,770	2,458,871
Property, plant and equipment, net	552,421	509,856
Intangible assets, net	669,667	182,030
Goodwill	1,287,180	540,952
Deferred tax assets, long-term, net	43,706	170,558
Other assets	428,008	263,323

Total assets	$5,929,752	$4,125,590

LIABILITIES AND EQUITY
Current liabilities
Current portion of long-term debt	$4,550	$35,625
Short-term debt	1,021	3,736
Accounts payable	918,910	697,553
Accrued liabilities	956,425	566,722
Accrued warranties	163,331	155,472
Income taxes payable	76,131	26,544
Total current liabilities	2,120,368	1,485,652
Borrowings under revolving credit facility	283,125	300,000
Long-term debt	797,542	219,407
Pension liability	186,662	186,352
Other non-current liabilities	149,229	141,158
Total liabilities	3,536,926	2,332,569
Total HARMAN International Industries, Incorporated shareholders’ equity	2,374,613	1,792,578
Noncontrolling interest	18,213	443
Total equity	2,392,826	1,793,021

Total liabilities and equity	$5,929,752	$4,125,590

HARMAN International Industries, Incorporated

Consolidated Statement of Income

Reconciliation of GAAP to Non-GAAP Results

	Three Months Ended June 30, 2015
(In thousands except earnings per share data; unaudited)	GAAP	Adjustments	Non-GAAP - Operational
Net sales	$1,678,633	$0	$1,678,633
Cost of sales	1,187,457	(1,589)[a]	1,185,868
Gross profit	491,176	1,589	492,765
Selling, general and administrative expenses	377,629	(34,715)[b]	342,914
Operating income	113,547	36,304	149,851
Other expenses:
Interest expense, net	6,068	0	6,068
Foreign exchange losses (gains), net	3,643	0	3,643
Miscellaneous, net	3,175	(1,224)	1,951
Income before income taxes	100,661	37,528	138,189
Income tax expense, net	27,019	10,812 [d]	37,831
Net income (loss)	73,642	26,716	100,358
Net income attributable to non-controlling interest	465	0	465

Net income attributable to HARMAN International Industries, Incorporated	$73,177	$26,716	$99,893

Earnings per share:
Basic	$1.02	$0.37	$1.39
Diluted	$1.01	$0.37	$1.37
Weighted average shares outstanding:
Basic	71,923		71,923
Diluted	72,694		72,694

a)	Restructuring expense in Cost of Sales was $1.6 million for projects to increase manufacturing productivity.
b)	Restructuring expense in SG&A was $3.7 million primarily due to projects to increase productivity in engineering, manufacturing and administrative functions; other non-recurring expense included in SG&A was $7.9 million. Acquisition-related expenses were $23.1 million primarily due to intangible amortization expenses.
c)	The tax benefits are calculated by multiplying the actual restructuring / non-recurring charge in each individual country by the discrete tax rate within that specific country.

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Consolidated Statement of Income

Reconciliation of GAAP to Non-GAAP Results

	Twelve Months Ended June 30, 2015
(In thousands except earnings per share data; unaudited)	GAAP	Adjustments	Non-GAAP - Operational
Net sales	$6,155,297	$0	$6,155,297
Cost of sales	4,338,193	6,426 [a]	4,344,619
Gross profit	1,817,104	(6,426)	1,810,678
Selling, general and administrative expenses	1,347,510	(90,682)[b]	1,256,828
Operating Profit	469,594	84,256	553,850
Other expenses:
Interest expense, net	13,929	0	13,929
Foreign exchange losses (gains), net	(723)	(0)	(723)
Miscellaneous, net	10,107	(1,224)	8,883
Income before income taxes	446,281	85,480	531,761
Income tax expense, net	103,269	23,611 [d]	126,880
Equity in net loss of unconsolidated subsidiaries	23	0	23
Net income (loss)	342,989	61,869	404,858
Net income attributable to non-controlling interest	309	0	309

Net income attributable to HARMAN International Industries, Incorporated	$342,680	$61,869	$404,549

Earnings per share:
Basic	$4.89	$0.88	$5.77
Diluted	$4.84	$0.87	$5.71
Weighted average shares outstanding:
Basic	70,147		70,147
Diluted	70,870		70,870

a)	Restructuring expense in Cost of Sales was $9.4 million for projects to increase manufacturing productivity, offset by a $17.3 million accrual reversal for a US Customs / NAFTA related exposure.
b)	Restructuring expense in SG&A was $42.6 million primarily due to projects to increase productivity in engineering and administrative functions. Other non-recurring expense includes in SG&A was $13.4 million. Acquisition-related expenses were $34.7 million including $15.2 million of intangible amortization expenses.
c)	The tax benefits are calculated by multiplying the actual restructuring / non-recurring charge in each individual country by the statutory tax rate within that specific country.

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Consolidated Statement of Income

Reconciliation of GAAP to Non-GAAP Results

	Three Months Ended June 30, 2014
(In thousands, except earnings per share data; unaudited)	GAAP	Adjustments	Non-GAAP
Net sales	$1,444,419	$0	$1,444,419
Cost of sales	1,053,624	(3,295)[a]	1,050,329
Gross profit	390,795	3,295	394,090
Selling, general and administrative expenses	333,739	(60,225)[b]	273,514
Operating income	57,056	63,520	120,576
Other expenses:
Interest expense, net	2,090	0	2,090
Foreign exchange losses, net	1,190	0	1,190
Miscellaneous, net	2,568	46	2,614
Income before income taxes	51,208	63,474	114,682
Income tax expense, net	8,095	19,242 [c]	27,337
Equity in net loss of unconsolidated subsidiaries	0	0	0
Net income (loss)	43,113	44,232	87,345
Net income attributable to non-controlling interest	(113)	0	(113)

Net income attributable to HARMAN International Industries, Incorporated	$43,226	$44,232	$87,458

Earnings per share:
Basic	$0.63	$0.64	$1.26
Diluted	$0.62	$0.63	$1.25
Weighted average shares outstanding:
Basic	69,088		69,088
Diluted	70,058		70,058

a)	Restructuring expense in Cost of Sales was $1.7 million for projects to increase manufacturing productivity; other non-recurring expense included in Cost of Sales was $1.6 million.
b)	Restructuring expense in SG&A was $48.9 million primarily due to projects to increase productivity in engineering, manufacturing and administrative functions; other non-recurring expense included in SG&A was $11.4 million.
c)	The tax benefits are calculated by multiplying the actual restructuring / non-recurring charge in each individual country by the discrete tax rate within that specific country.

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Consolidated Statement of Income

Reconciliation of GAAP to Non-GAAP Results

	Twelve Months Ended June 30, 2014
(In thousands, except earnings per share data; unaudited)	GAAP	Adjustments	Non-GAAP
Net sales	$5,348,483	$0	$5,348,483
Cost of sales	3,891,816	(8,838)[a]	3,882,978
Gross profit	1,456,667	8,838	1,465,505
Selling, general and administrative expenses	1,126,940	(91,215)[b]	1,035,725
Operating income	329,727	100,053	429,780
Other expenses:
Interest expense, net	8,026	0	8,026
Foreign exchange losses, net	5,935	0	5,935
Miscellaneous, net	8,371	46	8,417
Income before income taxes	307,395	100,007	407,402
Income tax expense, net	72,610	26,491 [c]	99,101
Equity in net loss of unconsolidated subsidiaries	206	0	206
Net income (loss)	234,579	73,516	308,095
Net income attributable to non-controlling interest	(113)	0	(113)

Net income attributable to HARMAN International Industries, Incorporated	$234,692	$73,516	$308,208

Earnings per share:
Basic	$3.40	$1.06	$4.46
Diluted	$3.36	$1.05	$4.41
Weighted average shares outstanding:
Basic	69,073		69,073
Diluted	69,889		69,889

a)	Restructuring expense in Cost of Sales was $7.8 million due to projects to increase productivity in manufacturing; other non-recurring expense included in Cost of Sales was $1.0 million.
b)	Restructuring expense in SG&A was $76.4 million primarily due to projects to increase productivity in engineering, manufacturing and administrative functions; other non-recurring expense in SG&A was $14.8 million.
c)	The tax benefits are calculated by multiplying the actual restructuring / non-recurring charge in each individual country by the discrete tax rate within that specific country.

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of GAAP to Non-GAAP Results

Foreign Currency Translation Impact

	Three Months Ended June 30,		Increase / (Decrease)
(In thousands; unaudited)	2015	2014
Net sales - nominal currency	$1,678,633	$1,444,419	16%
Effects of foreign currency translation (1)		(129,410)

Net sales - local currency	1,678,633	1,315,009	28%

Gross profit - nominal currency	491,176	390,795	26%
Effects of foreign currency translation (1)		(29,026)

Gross profit - local currency	491,176	361,769	36%

SG&A - nominal currency	377,629	333,739	13%
Effects of foreign currency translation (1)		(30,725)

SG&A - local currency	377,629	303,014	25%

Operating income - nominal currency	113,547	57,056	99%
Effects of foreign currency translation (1)		1,699

Operating income - local currency	113,547	58,755	93%

Net income attributable to HARMAN International Industries, Incorporated - nominal currency	73,177	43,226	69%
Effects of foreign currency translation (1)		(2,467)

Net income attributable to HARMAN International Industries, Incorporated - local currency	73,177	40,759	80%

(1)	Impact of restating prior year results at current year foreign exchange rates.

HARMAN has provided a reconciliation of the non-GAAP measures in the table above to provide the users of these consolidated financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect its reported financial results, the Company shows the rates of change both including and excluding the effect of these changes in exchange rates. The Company encourages readers of its financial statements to evaluate its financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of Non-GAAP Results

Foreign Currency Translation Impact

	Three Months Ended June 30,		Increase / (Decrease)
EXCLUDING restructuring and non-recurring charges (In thousands; unaudited)	2015	2014
Net sales - nominal currency	$1,678,633	$1,444,419	16%
Effects of foreign currency translation (1)		(129,410)

Net sales - local currency	1,678,633	1,315,009	28%

Gross profit - nominal currency	492,764	394,090	25%
Effects of foreign currency translation (1)		(29,295)

Gross profit - local currency	492,764	364,795	35%

SG&A - nominal currency	342,914	273,514	25%
Effects of foreign currency translation (1)		(22,577)

SG&A - local currency	342,914	250,937	37%

Operating income - nominal currency	149,851	120,576	24%
Effects of foreign currency translation (1)		(6,718)

Operating income - local currency	149,851	113,858	32%

Net income attributable to HARMAN International Industries, Incorporated - nominal currency	99,893	87,458	14%
Effects of foreign currency translation (1)		(10,989)

Net income attributable to HARMAN International Industries, Incorporated - local currency	99,893	76,469	31%

(1)	Impact of restating prior year results at current year foreign exchange rates.

HARMAN has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the consolidated financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect its reported financial results, the Company shows the rates of change both including and excluding the effect of these changes in exchange rates. The Company encourages readers of its financial statements to evaluate its financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of GAAP to Non-GAAP Results

Foreign Currency Translation Impact

	Twelve Months Ended June 30,		Increase / (Decrease)
(In thousands; unaudited)	2015	2014
Net sales - nominal currency	$6,155,297	$5,348,483	15%
Effects of foreign currency translation (1)		(308,657)

Net sales - local currency	6,155,297	5,039,826	22%

Gross profit - nominal currency	1,817,104	1,456,667	25%
Effects of foreign currency translation (1)		(67,895)

Gross profit - local currency	1,817,104	1,388,772	31%

SG&A - nominal currency	1,347,510	1,126,940	20%
Effects of foreign currency translation (1)		(59,382)

SG&A - local currency	1,347,510	1,067,558	26%

Operating income - nominal currency	469,594	329,727	42%
Effects of foreign currency translation (1)		(8,513)

Operating income - local currency	469,594	321,214	46%

Net income attributable to HARMAN International Industries, Incorporated - nominal currency	342,680	234,692	46%
Effects of foreign currency translation (1)		(10,344)

Net income attributable to HARMAN International Industries, Incorporated - local currency	342,680	224,348	53%

(1)	Impact of restating prior year results at current year foreign exchange rates.

HARMAN has provided a reconciliation of the non-GAAP measures in the table above to provide the users of these consolidated financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect its reported financial results, the Company shows the rates of change both including and excluding the effect of these changes in exchange rates. The Company encourages readers of its financial statements to evaluate its financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of Non-GAAP Results

Foreign Currency Translation Impact

	Twelve Months Ended June 30,		Increase / (Decrease)
EXCLUDING restructuring and non-recurring charges (In thousands; unaudited)	2015	2014
Net sales - nominal currency	$6,155,297	$5,348,483	15%
Effects of foreign currency translation (1)		(308,657)

Net sales - local currency	6,155,297	5,039,826	22%

Gross profit - nominal currency	1,810,678	1,465,505	24%
Effects of foreign currency translation (1)		(68,663)

Gross profit - local currency	1,810,678	1,396,842	30%

SG&A - nominal currency	1,256,828	1,035,725	21%
Effects of foreign currency translation (1)		(50,285)

SG&A - local currency	1,256,828	985,440	28%

Operating income - nominal currency	553,850	429,780	29%
Effects of foreign currency translation (1)		(18,378)

Operating income - local currency	553,850	411,402	35%

Net income attributable to HARMAN International Industries, Incorporated - nominal currency	404,549	308,208	31%
Effects of foreign currency translation (1)		(20,201)

Net income attributable to HARMAN International Industries, Incorporated - local currency	404,549	288,007	40%

(1)	Impact of restating prior year results at current year foreign exchange rates.

HARMAN has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the consolidated financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect its reported financial results, the Company shows the rates of change both including and excluding the effect of these changes in exchange rates. The Company encourages readers of its financial statements to evaluate its financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

	Three Months Ended June 30, 2015			Three Months Ended June 30, 2014
(In thousands, except earnings per share data; unaudited)	GAAP	Adjustments	Non-GAAP - Operational	GAAP	Adjustments	Non-GAAP - Operational
HARMAN:
Operating income	113,547	36,304	149,851	57,056	63,520	120,576
Depreciation & Amortization	54,421	(16,844)	37,577	35,026	(1,418)	33,608
EBITDA	167,968	19,460	187,428	92,082	62,102	154,184
INFOTAINMENT
Operating income	92,988	1,043	94,031	39,972	31,239	71,211
Depreciation & Amortization	18,133	(2,428)	15,705	17,062	(1,398)	15,664
EBITDA	111,121	(1,385)	109,736	57,034	29,841	86,875
LIFESTYLE
Operating income	47,494	4,586	52,080	26,793	19,812	46,605
Depreciation & Amortization	11,528	(1,778)	9,750	9,490	0	9,490
EBITDA	59,022	2,808	61,830	36,283	19,812	56,095
PROFESSIONAL
Operating income	26,874	10,635	37,509	37,360	3,278	40,638
Depreciation & Amortization	9,462	(1,436)	8,026	5,845	(20)	5,825
EBITDA	36,336	9,199	45,535	43,205	3,258	46,463
SERVICES
Operating income	1,009	12,198	13,207
Depreciation & Amortization	11,508	(9,596)	1,912
EBITDA	12,517	2,602	15,119

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

	Twelve Months Ended June 30, 2015			Twelve Months Ended June 30, 2014
(In thousands, except earnings per share data; unaudited)	GAAP	Adjustments	Non-GAAP - Operational	GAAP	Adjustments	Non-GAAP - Operational
HARMAN:
Operating income	469,594	84,256	553,850	329,727	100,053	429,780
Depreciation & Amortization	169,231	(24,181)	145,050	132,328	(6,959)	125,369
EBITDA	638,825	60,075	698,900	462,055	93,094	555,149
INFOTAINMENT
Operating income	342,350	6,290	348,640	195,403	54,717	250,120
Depreciation & Amortization	69,934	(6,256)	63,678	65,912	(6,219)	59,693
EBITDA	412,284	34	412,318	261,315	48,498	309,813
LIFESTYLE
Operating income	199,149	27,886	227,035	170,517	27,323	197,840
Depreciation & Amortization	42,269	(4,158)	38,111	34,581	(622)	33,959
EBITDA	241,418	23,728	265,146	205,098	26,701	231,799
PROFESSIONAL
Operating income	102,002	18,544	120,546	114,057	6,499	120,556
Depreciation & Amortization	34,112	(1,601)	32,511	20,866	(119)	20,747
EBITDA	136,114	16,943	153,057	134,923	6,380	141,303
SERVICES
Operating income	1,009	12,198	13,207
Depreciation & Amortization	11,508	(9,596)	1,912
EBITDA	12,517	2,602	15,119

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Total Liquidity Reconciliation

Total Company Liquidity	June 30, 2015
$ millions
Cash & cash equivalents	$650
Available credit under Revolving Credit Facility	912

Total Liquidity	$1,562